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EXHIBIT 10.38

AMENDMENT NO. 1 TO LICENSING AGREEMENT
BETWEEN TULARIK INC. AND ELI LILLY AND COMPANY

    THIS AMENDMENT NO. 1 (this "Amendment") to the Licensing Agreement dated as of September 30, 1999 (the "Agreement") by and between Eli Lilly And Company, an Indiana corporation, having offices at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly"), and Tularik Inc., a Delaware corporation having offices at Two Corporate Drive, South San Francisco, California 94080 ("Tularik"), is entered into as of January 10, 2001. Lilly and Tularik may be referred to herein individually as a "Party" or, collectively, as "Parties".

    WHEREAS, the Parties previously entered into the Agreement, which provided for the licensing of the Product from Lilly to Tularik;

    WHEREAS, the Parties desire to modify the Agreement to clarify certain aspects of Section 2.2 of the Agreement;

    WHEREAS, in order to accomplish the foregoing, the Parties have agreed to amend the Agreement in part;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Tularik and Lilly hereby agree as follows:

    1.  Section 2.2 of the Agreement is hereby amended by adding the following two paragraphs:

    "Lilly agrees that any and all discoveries, inventions, improvements, trade secrets, know-how, works of authorship or other intellectual property conceived, created, written, developed or first reduced to practice by employees of Lilly, alone or jointly with others, in the course of providing assistance regarding the Product to Tularik pursuant to this section ("Inventions") shall be the sole and exclusive property of Tularik. Lilly acknowledges that all original works of authorship protectable by copyright which are produced by employees of Lilly in the course of providing assistance regarding the Product to Tularik pursuant to this section are "works made for hire," as defined in the United States Copyright Act (17 U.S.C. § 101).

    Lilly shall promptly and fully disclose to Tularik all Inventions, shall treat all Inventions as Tularik Proprietary Information subject to Section 6.3 of this Agreement, and hereby agrees to assign to Tularik without further consideration all of Lilly's right, title and interest in and to any and all Inventions, whether or not patentable or copyrightable. Lilly and its employees shall execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise shall assist Tularik as reasonably required to perfect in Tularik the rights, title and other interests granted to Tularik under this Agreement. Tularik shall pay for costs related to such assistance if it is required."

    2.  Section 8.1(f)(4) of the Agreement is hereby amended by replacing the last sentence of such Section 8.1(f)(4) with the following:

Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, shall serve to terminate the obligations of the Parties hereto under subsections 2.2 (last two paragraphs), 3.4, 3.5, 6.3, 6.6, 6.7, 6.14, Section 7 (as provided in Section 7.5), subsections 8.1(e), 8.1(f) and Section 9 (except for subsection 9.4, which shall expire as provided therein) hereof, and such obligations shall survive any such termination.

    3.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

    4.  Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

    5.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized officer or representative to execute, this Amendment as of January 10, 2001.

TULARIK INC.
By:	/s/ WILLIAM J. RIEFLIN
Name: William J. Rieflin Title: Executive Vice President
ELI LILLY AND COMPANY INC.
By:	/s/ HOMER PEARCE
Name: Homer Pearce Title: Vice President, Cancer Research/Clinical Investigation

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  EXHIBIT 10.38
AMENDMENT NO. 1 TO LICENSING AGREEMENT BETWEEN TULARIK INC. AND ELI LILLY AND COMPANY